Exhibit 4.11

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is entered into as of December 28, 2018 by and among SUNDANCE ENERGY AUSTRALIA LIMITED, a limited company organized and existing under the laws of South Australia (“Parent”), SUNDANCE ENERGY, INC., a Colorado corporation (the “Borrower”), the other LOAN PARTIES hereto, the LENDERS party hereto, and NATIXIS, NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Parent, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of April 23, 2018  (as the same may have been amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement for certain purposes as provided herein; and

WHEREAS, the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement as provided herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parent, the Borrower, the Administrative Agent and the Lenders party hereto (which constitute the Majority Lenders) hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1       Amendment to Section 9.01(a).  Section 9.01(a) of the Credit Agreement shall be and it hereby is amended by adding the following sentence to the end thereof:

 “Notwithstanding the actual classification under IFRS or anything else contained herein to the contrary, solely for the purpose of calculating the foregoing ratio for the quarter ending December 31, 2018 (and, for the avoidance of doubt, without duplication to the extent such assets otherwise constitute current assets), the Borrower’s Oil and Gas Properties located in Dimmit County, Texas shall be deemed to constitute current assets of the Borrower.”

SECTION 2.    Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment shall become effective upon the satisfaction of each of the conditions set forth in this Section 2.

2.1       Execution and Delivery.  Each Loan Party, the Majority Lenders,  and

Second Amendment to Credit Agreement – Page 1

Administrative Agent shall have executed and delivered counterparts of this Amendment to the Administrative Agent.

2.2       No Default.  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

2.3       Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.  Representations and Warranties of Loan Parties.  To induce the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders as follows:

3.1       Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments contained herein, each representation and warranty of such Loan Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date hereof, except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date.

3.2       Corporate Authority; No Conflicts.  The execution, delivery and performance by such Loan Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Loan Party or result in the creation or imposition of any Lien upon any of the assets of such Loan Party except for Liens permitted under Section 9.03 of the Credit Agreement.

3.3       Enforceability.  This Amendment has been duly executed and delivered by each Loan Party and constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

3.4       No Default.  As of the effective date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. Miscellaneous.

4.1       Reaffirmation of Loan Documents and Liens.  Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party.  Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan

Second Amendment to Credit Agreement – Page 2

Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

4.2       Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3       Legal Expenses.  Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

4.4       Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

4.5       Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6       Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.7       Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.8       Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

4.9       Reference to and Effect on the Loan Documents.

(a)        This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

Second Amendment to Credit Agreement – Page 3

(b)        The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature Pages Follow]

Second Amendment to Credit Agreement – Page 4

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

PARENT:

Sundance Energy Australia Limited

By: _____________________________________

Name: __________________________________

Title: ___________________________________

BORROWER:

Sundance Energy, Inc.

By: _____________________________________

Name: __________________________________

Title: ___________________________________

Second Amendment to Credit Agreement - Signature Page

OTHER LOAN PARTIES:

Sea Eagle Ford, LLC

By: _____________________________________

Name: __________________________________

Title: ___________________________________

Armadillo E&P, Inc.

By: _____________________________________

Name: __________________________________

Title: ___________________________________

Second Amendment to Credit Agreement - Signature Page

NATIXIS, NEW YORK BRANCH, as
Administrative Agent

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

NATIXIS, NEW YORK BRANCH, as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Second Amendment to Credit Agreement - Signature Page

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Second Amendment to Credit Agreement - Signature Page

BANK OF AMERICA, N.A., as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Second Amendment to Credit Agreement - Signature Page

MORGAN STANLEY CAPITAL GROUP INC., as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Second Amendment to Credit Agreement - Signature Page

ABN AMRO Capital USA LLC, as a Lender

By: ____________________________________
Name: __________________________________
Title: ___________________________________

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Second Amendment to Credit Agreement - Signature Page